UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

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N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]                              Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                 Other Events

On May 14, 2013, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), in connection with the sale of 7,590,000 shares of the Company’s common stock, including 990,000 shares issuable pursuant to the grant of an option to purchase additional shares of the Company’s common stock to the Underwriters.  The shares were offered at $73.50 per share.  The Representatives fully exercised the option to purchase the additional 990,000 shares of the Company’s common stock.  The sale of shares closed on May 17, 2013.  All shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 on file with the Securities and Exchange Commission.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1.

On May 13, 2013, the Company issued a press release announcing the offer of its common stock.  A copy of the press release is attached hereto as Exhibit 99.1.

On May 14, 2013, the Company issued a press release announcing the pricing of its common stock.  A copy of the press release is attached hereto as Exhibit 99.2.

On May 17, 2013, the Company issued a press release announcing the closing of the public offering of 7,590,000 shares of common stock.  A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01                                 Financial Statements and Exhibits

(d)                         Exhibits

1.1

Underwriting Agreement, dated May 14, 2013, between Alexandria Real Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein

5.1	Opinion of Venable LLP

8.1	Tax Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1)

99.1	Press Release, dated May 13, 2013

99.2	Press Release, dated May 14, 2013

99.3	Press Release, dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: May 17, 2013	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer